Exhibit 99.1

NEWS RELEASE
Contacts:	Geoff Banta, EVP & CFO AMERISAFE, Inc. 337-463-9052 Ken Dennard, Managing Partner Karen Roan, Sr.VP DRG&E / 713-529-6600

FOR IMMEDIATE RELEASE

AMERISAFE ANNOUNCES PRELIMINARY UNAUDITED

2007 RESULTS

DERIDDER, LA., February 7, 2008 — AMERISAFE, Inc. (Nasdaq: AMSF), a specialty writer of high hazard workers’ compensation insurance, today announced preliminary unaudited results for 2007.

For the full year 2007, the Company currently expects gross premiums written of approximately $328 million, a combined ratio of approximately 86% and a return on average equity of approximately 24%. AMERISAFE calculates return on average equity by dividing net income by the average of shareholders’ equity plus redeemable preferred stock.

These preliminary year end results include favorable prior year loss development of approximately $9.5 million, recorded in the 2007 fourth quarter as a reduction to loss and loss adjustment expenses incurred.

At December 31, 2007, the Company’s total investment portfolio, including cash and classified cash equivalents, was $759 million. Of this amount, $640 million are fixed maturity securities classified as held-to-maturity. The Company regularly reviews the fair value of its investments to evaluate the necessity of recording impairment losses for other-than-temporary declines in the fair value of its investments. Based on the information currently available to management, the Company does not expect to report an impairment loss in the 2007 fourth quarter relating to its investment portfolio. All securities in AMERISAFE’s investment portfolio are presently current with regard to principal, dividend, and interest payments.

Given the events in the subprime mortgage market that began late last spring and the related, more recent announcements regarding companies that provide bond insurance, management is actively monitoring and evaluating the Company’s insured municipal bond portfolio and the underlying credit quality of these bonds, as well as those municipal bonds which do not have insurance. Additional information regarding the credit quality of AMERISAFE’s entire municipal bond portfolio is included in the annex to this release.

Allen Bradley, AMERISAFE’s Chief Executive Officer, commented, “We are very pleased with these preliminary results, in particular our expected loss ratio for the year. Gross premiums written, year over year, were essentially flat, due to both lower rates in a number of states and increased competition, which we expect will continue into 2008. We remain committed to maintaining pricing discipline in order to earn a reasonable underwriting profit, further improving our risk selection and providing superior claims and other services to our insureds and their employees. We look forward to issuing final results for the fourth quarter and full year 2007 later this month.”

AMERISAFE to Present at NYSSA Insurance Conference

As previously announced, AMERISAFE will participate in the New York Society of Securities Analysts (NYSSA) 12th Annual Insurance Conference to be held February 11-12, 2008 in New York City.

Allen Bradley is scheduled to present on Tuesday, February 12, 2008 at 11:15 a.m. Eastern Time. Mr. Bradley’s presentation may include forward-looking and other material information. His presentation will be broadcast live over the Internet on the AMERISAFE website at http://www.amerisafe.com, under “Investor Relations-News” and “Events-Upcoming Events.” A recording of the presentation will be archived and available for replay on AMERISAFE’s website shortly after the presentation is concluded.

2007 Fourth Quarter and Year-End Earnings Release and Conference Call Schedule

As previously announced, AMERISAFE will release its 2007 fourth quarter and year-end results on Wednesday, February 27, 2008 after the market closes. In conjunction with the release, the Company has scheduled a conference call, which will be broadcast live over the Internet, for Thursday, February 28, 2008 at 10:00 a.m. Eastern Time.

What:	AMERISAFE Fourth Quarter 2007 Earnings Conference Call

When:	Thursday, February 28, 2008 at 10:00 a.m. Eastern Time / 9:00 Central Time

How:	Live via phone – By dialing 303-262-2137, or live over the Internet – by logging onto the web at the address below

Where:	http:/www.amerisafe.com, on the “Investor Home” page of the “Investor Relations” section of the Company’s website

For those who cannot listen to the live call, a telephonic replay will be available through Thursday, March 6, 2008, and may be accessed by calling 303-590-3000 and using the pass code 11106963#. An archive of the webcast will be available after the call for a period of 60 days on the “News & Events” page under the “Investor Relations” section of the Company’s website.

About AMERISAFE

AMERISAFE, Inc. is a specialty provider of workers’ compensation insurance focused on small to mid-sized employers engaged in hazardous industries, principally construction, trucking, logging, agriculture, oil and gas, maritime and sawmills. AMERISAFE actively markets workers’ compensation insurance in 30 states and the District of Columbia. The Company’s financial strength rating is “A-” (Excellent) by A.M. Best.

Forward-Looking Statements

Statements made in this press release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “preliminary” or similar words are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding AMERISAFE’s plans and performance. These statements are based on management’s estimates, assumptions and projections as of the date of this release and are not guarantees of future performance. Statements included in this release regarding AMERISAFE’s results for the year ended December 31, 2007 are preliminary and unaudited. Actual results may differ materially from the results expressed or implied in these statements as the results of risks, uncertainties and other factors including, but not limited to, the finalization of the audit of AMERISAFE’s financial statements at and for the year ended December 31, 2007 and the factors set forth in the Company’s filings with the Securities and Exchange Commission, including in Item 1A. “Risk Factors” in AMERISAFE’s Annual Report on Form 10-K for the year ended December 31, 2006. AMERISAFE cautions you not to place undue reliance on the forward-looking statements contained in this release. AMERISAFE does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

ANNEX

AMERISAFE, Inc.

Municipal Fixed Income Portfolio (as of December 31, 2007)

Highlights

“Credit quality” referred to below is based on weighted average Standard & Poor’s (S&P) ratings or equivalent when an S&P rating is not available.

•	The overall credit quality of our $406 million municipal fixed income portfolio is:

•	“AAA” including insurance enhancement

•	“AA-” excluding insurance enhancement

•	The municipal fixed income portfolio including insurance enhancement represents $324 million, or 80% of the total municipal fixed income portfolio:

•	The average credit quality with insurance enhancement is “AAA”

•	The average credit quality without insurance enhancement is “A+”

•	Credit analysis is performed on every municipal fixed income investment, regardless of credit enhancement provided by bond insurers

•	The uninsured municipal fixed income portfolio represents $82 million, or 20% of the total municipal fixed income portfolio:

•	Average credit quality is “AA+”

NOTE: See attached table for more detailed information on the credit ratings of our municipal bond portfolio.

ANNEX

AMERISAFE, Inc.

MUNICIPAL FIXED INCOME PORTFOLIO AS OF DECEMBER 31, 2007

($ IN MILLIONS)

	Total Municipal Fixed Income Portfolio (including Insurance Enhancement)		Total Municipal Fixed Income Portfolio (excluding Insurance Enhancement)			Underlying Rating of Insurance Enhanced Securities			Uninsured Securities
S&P or Equivalent Ratings	Book Value	% of Total	Book Value		% of Total	Book Value		% of Total	Book Value	% of Total
AAA	$363	90%	$42		11%	$4		1%	$39	48%
AA+	13	3%	26		6%	13		4%	14	17%
AA	21	5%	53		13%	33		10%	20	24%
AA-	8	2%	76		19%	68		21%	8	10%
A+	1	0%	94		23%	93		29%	1	1%
A	—	0%	42		10%	40		12%	—	0%
A-	—	0%	28		7%	28		9%	—	0%
BBB+	—	0%	3		1%	3		1%	—	0%
BBB	—	0%	6		1%	6		2%	—	0%
BBB-	—	0%	2		1%	2		1%	—	0%
BB+	—	0%	2		1%	2		1%	—	0%
BB	—	0%	1		0%	1		0%	—	0%
BB-	—	0%	1		0%	1		0%	—	0%
B	—	0%	4		1%	4		1%	—	0%
NO UNDERLYING RATING	—	0%	26	(1)	6%	26	(1)	8%	—	0%

Total	$406	100%	$406		100%	$324		100%	$82	100%

Composite	AAA		AA-			A+			AA+

(1)

$26 million of municipal bonds in our portfolio have no underlying rating. In addition, $6 million of these securities are either pre-refunded, escrowed to maturity, or backed by GNMA or FNMA. These securities are not included in the composite rating calculation.